Exhibit 10.31

Universal Electronics Inc.
Stock Option Agreement
This Stock Option Agreement (this “Agreement”) is entered into by and between [[FIRSTNAME]] [[LASTNAME]] (“Optionee”) and Universal Electronics Inc., a Delaware corporation (the “Company”), effective as of the Grant Date specified in the Stock Option Grant Statement attached hereto (the “Grant Statement”), which shall constitute an integral part of this Agreement. As used in this Agreement, the term “Company” shall include, where applicable, any and all of its subsidiaries or related entities. Any capitalized term used in this Agreement that is not defined herein shall have the meaning thereof set forth in the Universal Electronics Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (the “Plan”), a copy of which can be obtained by written request to the Company’s Chief Financial Officer.
1.Option Grant. The Company has granted Optionee a nonqualified stock option (“Option”) to purchase shares of the Company’s Common Stock (each, a “Share”) upon the terms and conditions set out in the Plan, this Agreement and the Grant Statement, subject to Optionee’s execution and delivery of this Agreement and the Grant Statement to the Company. This Option is granted under and subject to the terms and conditions of the Plan. In case on any conflict between the terms of the Plan and this Agreement or the Grant Statement, the terms of the Plan shall apply.
2.Defined Terms and Rules of Construction. Except as otherwise defined herein, capitalized terms in this Agreement and the Grant Statement shall have the meanings specified by the Plan. In addition, the following terms, when capitalized herein, shall have the meanings set out below:
(a)“Exercise Notice” means a written notice described in Section 4 of this Agreement.
(b)“Exercise Price” means the price set out in the Grant Statement.
(c)“Expiration Date” means the expiration date specified in the Grant Statement, subject to earlier termination or cancellation of the Option as provided in the Plan or herein.
(d)“Termination Date” the date that the Optionee’s status is considered terminated pursuant to Subsection 7(h) of this Agreement.
3.Term. Subject to earlier termination or cancellation of the Option as provided in the Plan or herein, the term of the Option shall be for the period specified in the Grant Statement.
4.Exercise of Option. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
(a)Method of Exercise. The Option may be exercised by written notice to the Company to the attention of the Secretary of the Company, or as otherwise directed by the Company in writing to the Optionee (such notice, the “Exercise Notice”). The Exercise Notice shall (i) state (A) the election to exercise the Option and (B) the number of full Shares with respect to which the Option is being exercised, (ii) be signed by the person or persons exercising the Option and (iii) include payment of the Option exercise price for the Shares being purchased.

(b)Method of Payment. Unless another method is permitted by the Committee at the time of exercise, the Exercise Notice shall be accompanied by a certified or cashier’s check for the full amount of the purchase price of such Shares, plus any amount necessary to satisfy Optionee’s Tax Obligations. Subject to Committee approval, the Exercise Price may be paid by delivery of certificates for Mature Shares that have a Fair Market Value on the date of exercise equal to the Exercise Price, through a brokered cashless exercise approved by the Company (subject to the Federal Reserve Board’s Regulation T and applicable securities laws), or by a combination of the foregoing methods of payment. Upon receipt of the Exercise Notice and the Exercise Price for the Shares being purchased, the Company shall issue the Shares as to which the Option has been duly exercised and shall return the Exercise Notice, duly endorsed to reflect such exercise, to the Optionee. In a cashless exercise, the Optionee must notify the Company as to the manner of the transaction.
5.Effect of Termination of Employment.
(a)General. Except as provided in Subsection (b) or (c) below, if the Optionee’s employment terminates for any reason, the Optionee may, during the period following the Optionee’s Termination Date and ending on the earlier of (i) ninety (90) days after such Termination Date or (ii) the Expiration Date, exercise the Option to the extent such Option was vested and exercisable as of the Termination Date, and effective as of the Termination Date, that portion of the Option that was not vested and exercisable as of the Termination Date shall automatically terminate without further action by the parties hereto. In all events, to the extent not exercised, the Option shall terminate in its entirety at the end of business on the last day of the exercise period specified in this Subsection; provided, however, the Committee may, in its sole discretion, extend the exercise period to any date on or before the Expiration Date (as determined under this Subsection).
(b)Death or Disability. If the Optionee ceases to be an employee of the Company as a result of the Optionee’s death or Disability, the Optionee (or his/her estate or representative, in the event of the Optionee’s death) may, during the period following his/her Termination Date and ending on the earlier of (i) one year after such Termination Date or (b) the Expiration Date, exercise the Option to the extent such Option was vested and exercisable on the Termination Date and, on the Termination Date, that portion of the Option that was not vested and exercisable shall automatically terminate without further action by the parties hereto. In all events, to the extent not exercised, the Option shall terminate in its entirety at the end of business on the last day of the exercise period specified in this Subsection; provided, however, the Committee may, in its sole discretion, extend the exercise period to any date on or before the Expiration Date (as determined under this Subsection).
(c)Termination for Cause. If the Optionee’s employment is terminated for Cause, the Option, whether or not vested, shall immediately terminate and be of no further force or effect.
6.Restrictions on Exercise. The Option may not be exercised if the issuance of Shares upon exercise of the Option or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required to comply with any applicable law or regulation. All exercises of the Option must be for full Shares only.

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7.Optionee’s Covenants and Representations. In accepting the Option, the Optionee acknowledges, understands and agrees that:
(a)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(b)all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Committee;
(c)the Optionee’s participation in the Plan is voluntary;
(d)the Option and Shares acquired under the Plan and the income and value of the same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(e)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(f)if the underlying Shares do not increase in value, the Option will have no value;
(g)if the Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(h)for purposes of the Option, the Optionee’s status as an employee will be considered terminated as of the date the Optionee is no longer actively providing services to the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is an employee or the terms of the Optionee’s employment or service agreement, if any) (such date, the “Termination Date”), and unless otherwise expressly provided in this Option Agreement (including by reference in the Grant Statement to other arrangements or contracts) or determined by the Committee: (i) the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or otherwise provides services to the Employer or the terms of the Optionee’s employment or other service agreement, if any, unless the Optionee is providing bona fide services during such time); and (ii) the period (if any) during which the Optionee may exercise the Option after such termination of the Optionee’s employment will commence on the date the Optionee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Optionee is employed or terms of the Optionee’s engagement agreement, if any; the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option (including whether the Optionee may still be considered to be providing services while on a leave of absence and consistent with local law); and
(i)unless otherwise provided in the Plan or by the Committee in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be

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exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.
8.Tax Obligations.
(a)Responsibility for Taxes. The Optionee shall be liable for any and all applicable federal, state and local income tax, social insurance, payroll tax, payment on account or other tax-related withholding requirements arising out of the Optionee’s participation in the Plan (“Tax-Related Items”). Notwithstanding any contrary provision of this Agreement or the Plan, no Shares will be issued to the Optionee unless and until satisfactory arrangements (as determined by the Committee) have been made by the Optionee with respect to the Tax-Related Items which the Company or the Subsidiary of the Company employing or retaining the Optionee (the “Employer”) determines must be withheld with respect to the Option or the Shares acquired upon exercise of the Option. In this regard, the Optionee acknowledges and agrees that:
(i)The Optionee is ultimately responsible for all Tax-Related Items and the Optionee’s liability for Tax-Related Items may exceed the amount withheld by the Company and/or the Employer, if any;
(ii)The Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, and the subsequent sale of Shares acquired upon exercise of the Option;
(iii)The Company and/or the Employer do not commit to and are under no obligation to structure the terms of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result;
(iv)The Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction if the Optionee is subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable; and
(v)If the Optionee fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, the Optionee acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)Tax Withholding. Pursuant to such procedures as the Committee may specify from time to time, the applicable Employer will withhold the amount required to be withheld for the payment of Tax Obligations. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Optionee to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as the Optionee may elect if permitted by the Committee, if such greater amount would not result in adverse financial

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accounting consequences), (iii) having the amount of such Tax Obligations withheld from the Optionee’s wages or other cash compensation paid to the Optionee by the applicable Employer, (iv) delivering to the Company Mature Shares with a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to the Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as the Optionee may elect if permitted by the Committee, if such greater amount would not result in adverse financial accounting consequences). To the extent determined appropriate by the Committee in its discretion, the Committee will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to the Optionee.
9.Transferability of the Option. The Option is not transferable by the Optionee other than by will or the laws of descent and distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee, or in the event of his/her legal incompetency, his/her guardian or legal representative.
10.Rights as Stockholder. Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Optionee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
11.Interpretation. The Committee will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.
8.    Notices. Any notice or demand provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to the Optionee at the Optionee’s most recent address on file in the records of the Company, and to the Company at 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254, Attention: Chief Financial Officer (with a copy to the Company’s legal department), or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice or demand under this Agreement shall be deemed to have been given when received.

9.    Severability. This Agreement and each provision hereof shall be valid and enforced to the fullest extent permitted by law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad

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to permit enforcement to its fullest extent, such provision shall be enforced to the maximum extent permitted by law, and the parties hereby agree that such scope may be judicially modified accordingly.

10.    Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.    Code Section 409A. This Agreement is intended to be interpreted and applied so that the Option shall be exempt from the requirements of Section 409A of the Code and the final Treasury Regulations promulgated thereunder (collectively, “Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from Section 409A. To the extent that the Company determines that any provision of this Agreement would cause the Optionee to incur any additional tax or interest under Section 409A, the Company shall be entitled to reform such provision without the Optionee’s consent to attempt to comply with or be exempt from Section 409A through good faith modifications. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Optionee and the Company without violating the provisions of Section 409A. Neither the Company nor any employee, director or officer thereof guarantees that this Agreement complies with Section 409A and no such party shall have any liability with respect to any failure of this Agreement to so comply.

11.    No Promise of Employment. Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Optionee any right to remain in the employ of the Company or any of its Subsidiaries.
12.    Counterparts. This Agreement may be executed by way of facsimile or electronic signature in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

13.    Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that the Optionee may not assign any of the Optionee’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted within this Agreement.

14.    Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement, without the necessity of posting bond or any other security.

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15.     Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. A waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

16.    Governing Law. This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

    In Witness Whereof, the parties have executed this Agreement electronically via the participant portal as of the date first above written.

Optionee                    Universal Electronics Inc.

[[SIGNATURE]]	By:
Name: [[FIRSTNAME]] [[LASTNAME]]	Its:	Chief Financial Officer

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Grant Statement Number: [[GRANTNUMBER]]

UNIVERSAL ELECTRONICS INC.
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

STOCK OPTION GRANT STATEMENT

THIS GRANT STATEMENT CERTIFIES THAT, effective as of the Grant Date set out below, [[FIRSTNAME]] [[LASTNAME]], has been awarded a non-qualified stock option to purchase [[SHARESGRANTEDWORDS]] ([[SHARESGRANTED]])) shares of Common Stock, par value $0.01 per share (“Shares”), of UNIVERSAL ELECTRONICS INC. This Grant Statement is issued in accordance with and is subject to the terms and conditions of the related Stock Option Agreement of even date herewith (the “Agreement”). The Option terms include the following:
(a)Grant Date: XXX
(b)Number of Shares Subject to Option: [[SHARESGRANTED]]
(c)Exercise Price per Share: $XXX
(d)Expiration Date: [[GRANTEXPIRATIONDATE]], subject to earlier termination or cancellation of the Option as provided in the Plan or herein.
(e)Vesting: The Option will vest and become exercisable with respect to that percentage of the total number of Shares underlying the Option (as set forth above), subject to the Optionee’s continuous service as an employee of the Company through the applicable vesting date, as follows:
[[ALLVESTSEGS]]

IN WITNESS WHEREOF, UNIVERSAL ELECTRONICS INC. has caused this Stock Option Grant Statement to be signed by its duly authorized officer the XXX day of XXX, 20XX.

UNIVERSAL ELECTRONICS INC.

By: ______________________________
Its: Chief Executive Officer

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